Exhibit 10.23

N-VIRO AGENCY AGREEMENT

THIS AGREEMENT, made this 27th day of September, 2001, by and between N-Viro International Corporation, Inc., a Delaware Corporation, on behalf of itself and its several subsidiaries (hereinafter “N-VIRO”), 3450 West Central Avenue, Suite 328, Toledo, Ohio, 43606, USA, and the undersigned CRM MILITARY & CIVILIAN TECHNOLOGIES (1995) LTD., 67 Hayarkon Street, Bene-Beraq, 51206, Israel, on behalf of itself and its subsidiaries, divisions, affiliates, parents, officers, directors, employees, and heirs, administrators, successors and assigns (hereinafter referred to collectively and singularly as “AGENT”).

WHEREAS N-VIRO is the Owner or Licensee of certain patents, trademarks, technical information, and know-how relating to the use of mineral products and by-products in the treatment and management of organic waste materials;

WHEREAS, AGENT is interested in developing uses of N-VIRO technology and information;

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.

APPOINTMENT

a.

N-VIRO hereby appoints AGENT and AGENT hereby accepts appointment as the exclusive agent of N-VIRO to negotiate and enter into License Agreements (as hereinafter defined) with third parties located within the Territory (defined hereunder) of all patents, trademarks, trade secrets, technical processes and information, patented or otherwise, and know-how relating to the uses of mineral products (hereinafter referred to as ‘the ‘Technology”) of which N-VIRO is the Owner or Licensee, or which N-VIRO may hereafter develop, upon the terms and conditions hereinafter set forth.  During the term of this Agreement, N-VIRO shall not appoint any other person as an AGENT to negotiate or enter into License Agreement or similar agreements pertaining to the use of said Technology with third parties located within the Territory.  N-VIRO retains the right to directly license international firms to utilize N-VIRO technology in the Territory providing that AGENT will share in all revenues from such firms as provided in Section 2.  N-Viro shall notify AGENT of any approaches from the Territory.

b.

AGENT agrees to use its best efforts during the term of the Agreement to find and negotiate and enter into License Agreements with third parties located within the Territory and to promote generally the use of mineral products within the Territory.  AGENT shall, at its expense, furnish all technical assistance and information that may be required by third parties who have entered into License Agreements with AGENT (hereinafter referred to as “License” or “Licensees”) in connection with such Licensee’s use of the Technology licensed to such Licensees provided that N-VIRO has made adequate technical information available to AGENT, as provided for hereunder, to enable AGENT to furnish such assistance to the Licensee.

c.

At any time during the term of this Agreement, AGENT may enter into License Agreements which are substantially in the form attached hereto as Exhibit A, or in such forms as may hereafter be approved in writing by N-VIRO, with anyone located in the Territory, and any such License Agreements shall be binding upon N-Viro upon the execution of such License Agreements by AGENT without any requirement of consent to, approval of; or ratification of individual License Agreements or Licensees by N-VIRO.  No exclusive Licenses may be granted without N-Viro’s written approval.  It is expressly agreed by N-VIRO and AGENT that N-Viro does not want AGENT to compete with Licensees.  This contract does not allow AGENT to license itself or any firm directly associated with AGENT.

d.

For the purposes of this Agreement, the Territory shall be Israel, Turkey, Greece, Romania, Yugoslavia, Croatia, Slovenia, Macedonia, Slovakia (Exhibit B).

2.

COMPENSATION FOR AGENCY FUNCTION

a.

As compensation for the granting of the exclusive agency granted pursuant to Section 1 upon the terms and conditions set forth, AGENT agrees to pay N-VIRO $10,000 (Ten Thousand U.S. Dollars.  The first $10,000 U.S. Dollars due to N-VIRO will be retained by AGENT to balance this payment by AGENT.  N-VIRO will accept a note from CRM, which shall be canceled by distribution of first technology revenue.

b.

As compensation for performance of its duties pursuant to Section 1, AGENT shall be entitled to the following;

i.

Fifty percent (50%) of all License Fees (as defined in the License Agreements) payable to N-VIRO or AGENT as AGENT of N-VIRO, under any additional license Agreements entered into with Licensees located within the Territory during the term of the Agreement.

ii.

Fifty percent (50%) of all Royalties (as defined in the License Agreements) payable to N-VIRO, or AGENT as AGENT to N-VIRO, under any License Agreements entered into with Licensees located within the Territory.

iii.

Fifty percent (50%) of all gross profit, after cost of goods sold, for such services rendered by AGENT as sales of mineral products and by-products to Licensees and sales of N-Viro SoilTM products for Licensees.

c.

AGENT shall act as the AGENT of N-VIRO for the collection of all License Fees and Royalties, etc.  AGENT shall, for every calendar quarter during the term of this Agreement, pay over to N-VIRO that portion of all License Fees and Royalties collected by AGENT which are not payable to AGENT as compensation hereunder within sixty (60) days after the last day of each quarterly period in which such License Fees and Royalty payments hereunder only when and if such License Fees and Royalty payments are actually collected by AGENT.  Should N-VIRO collect royalties from licensee, e.g. international contractors, N-Viro will be responsible to account to AGENT.

d.

Each of the parties hereto shall keep accurate books and records of all sums due and paid to them under this agreement and License Agreements.  Each party shall respectively have the right, at their own expense and not more often then once in every quarterly period., to have a certified public accountant examine the books of the other party for the purposes of verifying the amount of sums due or collected by the other party under License Agreements in the case of the books and records of AGENT.

e.

A full statement of operations hereunder with respect to the period to which such payment relates shall accompany any payments made hereunder by one of the parties hereto to the other.

f.

Where applicable, it is expected that AGENT will work with the State and/or regional associations for joint promotional purposes.  Terms of these agreements are the sole responsibility of the AGENT.

g.

In the event of legal action mutually agreed by both N-VIRO and AGENT, N-VIRO will pay 50% of costs.

3.

TERM

This Agreement shall terminate three years from its effective date.  The Agreement shall be automatically renewed for three (3) consecutive 5-year periods providing neither Licensor nor AGENT seeks to terminate the Agreement.  If Agreement is terminated AGENT will continue to receive its share of funds due from existing and operating Licensees for a period of three years after termination.

4.

TECHNICAL INFORMATION, CONFIDENTIALITY & PATENTS

a.

During the term of this Agreement, N-VIRO shall from time to time promptly furnish AGENT with Technology necessary to enable AGENT:

i.

To provide Licensees with sufficient information and assistance to enable such Licenses with sufficient information and assistance to enable such Licenses to make use fully and effectively of the Technology licensed to such Licenses under License Agreements;

ii.

To promote the use of mineral products by licensees in the Territory; and

iii.

To promote generally the sales of mineral products in the Territory.  If, during the term of this Agreement, N-VIRO makes any improvements in the Technology or N-VIRO becomes the owner of any such improvements whether through patents or otherwise, then N VIRO shall communicate such improvements to AGENT and give AGENT such information regarding the mode of using them to enable AGENT to add such improvements to the License Agreement marketed hereunder.

b.

To the extent that confidential information is included in the Technology, AGENT agrees to hold that confidential information in confidence and not to disclose the confidential information to a third, other than a Licensee, under any condition without the prior written consent of N-VIRO.  AGENT further agrees not to engage in, render service in, or become associated in any way in the manufacture, use of, or sale of any product or process where such activity would result in the use by AGENT of such confidential information or where such activity would necessarily result in disclosure of such confidential information to such third party without the written consent of N-VIRO.  AGENT agrees to return to N-VIRO all materials containing the Technology as well as said documents upon the termination of this Agreement for any cause whatsoever.  It is understood that confidential information shall not include information which:

i.

At the time of disclosure to AGENT is part of the public domain by publication or otherwise, or

ii.

After disclosure to AGENT, becomes through no wrongful act of AGENT, a part of the public domain by publication or otherwise, or

iii.

Was in AGENTS possession at the time of disclosure and was not acquired, directly or indirectly from N-VIRO, or

iv.

Is rightfully obtained, after the time of disclosure hereunder by AGENT from a third party.

Provided that foregoing limitations on AGENT shall not affect any independent rights of AGENT under separate License Agreement by AGENT.

c.

AGENT acknowledges that it does not acquire any rights to the Technology or other property of N-VIRO by entering into this Agreement.  This Agreement is not and shall not be construed as a License Agreement, and AGENT shall not be deemed to have become a Licensee of any of the technology be entering into this Agreement.

5.

MISUSE OF TECHNICAL INFORMATION

In the event that AGENT at any time during the term of this Agreement becomes aware or has reason to believe that a Licensee is making improper use of the Technology licensed to such Licensee or is failing to follow or comply with the technical information, advice or instructions which have been given to such Licensee pursuant to the License Agreement, AGENT shall promptly notify N-VIRO or such fact or the basis for such be1ief.  AGENT shall simultaneously with the giving of such notice to N-VIRO take reasonable action to notify the Licensee of such improper use or failure and instruct Licensee, after consultation with N-VIRO if necessary, as to what modification to Licensee’s procedures are required in order to properly make use of such technology and comply with N-VIRO's instructions.

6.

WARRANTIES AND REPRESENTATIONS OF N-VIRO

N-VIRO warrants, represents and covenants as follows:

a.

N-VIRO is the sole owner of all patents, trademarks, and processes listed in Exhibit C attached hereto and has sold control of the Technology.

b.

N-VIRO has full power and authority to license the use of the Technology to Licensees and is not obligated to secure consents from any third party in order to license the use of the Technology to Licensees.

c.

N-VIRO has full power and authority to enter into the performance of this Agreement and to grant the exclusive agency granted herein to AGENT.

d.

N-VIRO has full power and authority, except as such power and authority may be modified or limited by this Agreement, to enter into and perform all License Agreements, which AGENT may enter into on N-VIRO’s behalf pursuant to this Agreement.

e.

To the best of N-VIRO’s knowledge, the rights to be granted to Licensees under License Agreements are free from infringement or patents or other proprietary rights of others, and there are no outstanding assignments, grants, licenses. mortgages, options, or agreements, expressed or implied to which N-VIRO is a party or by which N-VIRO is or may be bound, which may or can in any manner whatsoever abridge, modify or defeat the rights of AGENT under this Agreement or the rights of Licensees under the License Agreement with N-VIRO.

f.

The information, know-how, and documents furnished to AGENT hereunder by N-VIRO regarding the utilization of the Technology will be sufficient, if properly utilized in accordance with N-VIRO’s instructions and advice with the proper equipment and facilities, to enable Licensees to manufacture the products and materials covered by the Agreement and fully and effectively to utilize the Technology covered by the License Agreement.

g.

During the term of the Agreement, N-VIRO will not take, or fail to take, any action, which by reason of such taking or such failure would make any of the foregoing warranties and representations of N-VIRO untrue or inaccurate.

7.

INDEMNITY

a.

N-VIRO hereby agrees to indemnify, defend and hold harmless AGENT from and against any and all claims, losses, expenses, costs liabilities, obligations herein;

i.

Any N-VIRO’s written warranties and representations proving to be false or inaccurate during the term of this Agreement or at any time thereafter;

ii.

Any claim by a Licensee under a License Agreement, to produce desired results or products;

iii.

Any claims against AGENT relating to any alleged infringement of patents, trademarks, trade secrets, or rights allegedly belonging to others; and

iv.

N-VIRO’s non-performance or breach of any its written agreements, covenants, obligations, warranties, or representations under License Agreements, of

v.

Any claim against N-VIRO relating to any violation of any federal or state law resulting from AGENT’S good faith performance under and within the terms of this Agreement.

b.

AGENT hereby agrees to indemnify, defend and hold harmless N-VIRO from and against any and all claims, losses, expenses, costs, damages, liabilities, obligations, lawsuits, threats of lawsuits, including attorney’s fees and courts costs incurred in defending or settling same, which N-VIRO may incur or suffer by reason of AGENT furnishing technical information or data or assistance to Licensees which does not conform to or comply with the written instructions, advice, technical information arid data furnished to AGENT by N-VIRO.

8.

INFRINGEMENT

In the event that any letters patent described in Exhibit C shall be infringed or any trademarks, trade secrets or other rights granted under License Agreements are being lawfully infringed upon by others, N-VIRO may, at its own expense and with diligence, prosecute any action necessary to protect the rights of Licensees under License Agreements or AGENT under this Agreement.  AGENT agrees to advise N-VIRO of any such infringement of which it may become aware and provide N-VIRO such information, testimony, or other evidence1 which may reasonably be requested by N-VIRO with respect to any such action.

9.

DEFAULT

a.

In the event that either party breaches any of its covenants or obligations hereunder or any of the representations or warranties of such party contained herein prove false during the term of this Agreement, the non-defaulting party may give the defaulting party written notice of such default, and if such non-defaulting party terminate and cancel this Agreement forthwith by giving the defaulting party written notice of termination.

b.

Termination of this Agreement by one of the parties shall not be deemed an election of remedies arid shall not preclude the exercise of any other rights available to such party, at law or in equity, as a result of any default.

10. NOTICE

Any notices or other communications required or provided for hereunder shall be given in writing and, if not personally delivered, by certified mail, return receipt requested to the address set forth below unless and until said address is changed by notice in writing.  Notices shall be deemed to be given upon such personal delivery or two (2) days after the date of mailing.

If to N-VIRO:

N-Viro International Corporation

3450 West Central Avenue, Suite 328

Toledo, OH 43606

ATTN:

J. Patrick Nicholson

If to AGENT:

CRM Military & Civilian Technologies (1995) Ltd.

67 Hayarkon Street

Bene-Beraq 51206 ISRAEL

ATTN:

Yoram Malchi

11.

ASSIGNMENT

Either party to this Agreement may, without the consent of the other party, assign its rights hereunder to any corporation of which all of the outstanding stock is owned by such party, or to any person of entity acquiring all or substantially all of the business and assets of such party.  Except as provided in the preceding sentence, this Agreement shall not be assigned without the prior written consent of the other party.  AGENT will have the right to make a partnership to this contract if there is no conflict of interest with N-VIRO interest, and the partnership aim is to support the purpose of this contract, to promote the technology.  AGENT will have the right to make a partnership to this contract if there is no conflict of interest with N-VIRO's interest and the partnership's objective is to support the purpose of this contract, which is to promote this technology.

12.

NON-EXCLUSIVE LICENSE

N-VIRO and its successors shall maintain a non-exclusive license to use N-VIRO's technology in the AGENT’s territory.  Royalties will be shared according to paragraph 2 of this Agreement.  N-VIRO will be obliged to advise AGENT on any approach from the territory.

13.

MISCELLANEOUS

a.

Governing Law.  The laws of the State of Ohio shall govern this Agreement.

b.

Caption.  All captions are for convenience only and should not be construed to form a substantive part of this Agreement not restrict or enlarge any substance or part or this Agreement.

c.

Entire Agreement.  This Agreement contains the entire understanding between arid among the parties hereto and supersedes any prior understandings and agreements between or among them respecting the subject matter of this Agreement.

d.

Counterparts.  The Agreement may be executed in several counterparts, and all counterparts so executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

e.

Successors and Assigns.  This Agreement shall inure to the benefits of and shall bind the parties hereto, their permitted successors and permitted assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this date and year first above written.

SIGNED BY

)

)

)  /s/ J. Patrick Nicholson

for N-V1RO

)

J. Patrick Nicholson

Chief Executive Officer

N-VIRO INTERNATIONAL CORPORATION

in the presence of

) _/s/ Ellen Vermilyea

Witness

)   Ellen Vermilyea, Executive Assistant

           print name

SIGNED BY

)

)

) /s/  Meir Carmel

for the AGENT

)     Meir Carmel, Director

           print name and title

in the presence of

) /s/  Yoram Malchi

Witness

)   Yoram Malchi, Director

           print name and title

Exhibit B

The exclusive territory includes:

Israel

Turkey

Poland

Greece

Romania

Serbia

Montenegro

Croatia

Slovenia

Macedonia

Slovakia